United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 15, 2008	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 8.01.              Other Events

On September 6, 2007, Tesoro and two of its wholly-owned domestic subsidiaries, International Wholesale Tile, Inc. and American Gres, Inc., filed voluntary petitions for reorganization under the Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York (the Bankruptcy Court) under lead case no. 07-12841. These Chapter 11 cases are collectively referred to as the “Bankruptcy Cases.”  On January 23, 2008, the Bankruptcy Court approved the sale of substantially all of the assets of the Debtors.

Tesoro has made a good faith effort to file its annual report, however, due to the bankruptcy and its change of independent accounting firms, it has not been able to file its Form 10-K within the required time frame.  The Company does intend to use its reasonable best efforts file a Form 10K for the year ended 2007.

As such, the financial information available is not current and should not be relied upon by any person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2008	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr.
By: Henry J. Boucher, Jr., President